EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT
                      BY AND BETWEEN RIMPAC RESOURCES LTD.
                  AND THE SHAREHOLDERS OF INTERNET LOTO, INC.
                          DATED AS OF JANUARY 17, 2002


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                            SHARE EXCHANGE AGREEMENT

                                 by and between

                              RIMPAC RESOURCES LTD.

                                       and

                               the shareholders of

                                  INTERNET LOTO

                          Dated as of January 17, 2002

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                                TABLE OF CONTENTS

                                                                            PAGE

THE SHARE EXCHANGE.............................................................1
     1.1      The Share Exchange...............................................1
     1.2      Effective Date...................................................1
     1.3      Exchange of INTERNET LOTO Common Stock...........................1
     1.4      Exchange of Certificates.........................................2
     1.5      Reporting of Share Exchange......................................2
     1.6      Board of Directors of Rimpac.....................................2

THE CLOSING....................................................................2
     2.1      Time and Place of Closing........................................2
     2.2      Obligations of the INTERNET LOTO Shareholders at or Prior
              to the Closing...................................................2
     2.3      Obligations of Rimpac at or Prior to the Closing.................3

REPRESENTATIONS AND WARRANTIES OF THE INTERNET LOTO SHAREHOLDERS...............3
     3.1      Organization and Qualification...................................4
     3.2      Capitalization...................................................4
     3.3      Subsidiaries and Affiliates......................................4
     3.4      Options or Other Rights..........................................4
     3.5      Ownership of Shares..............................................4
     3.6      Validity and Execution of Agreement..............................4
     3.7      No Conflict......................................................5
     3.8      Consents and Approvals...........................................5
     3.9      Violation of Laws, Permits, etc..................................5
     3.10     Books and Records................................................5
     3.11     INTERNET LOTO Financial Statements...............................6
     3.12     Undisclosed Liabilities..........................................6
     3.13     Title to Property; Encumbrances..................................6
     3.14     Taxes............................................................6
     3.15     Litigation.......................................................7
     3.16     Contracts and Other Agreements...................................8
     3.17     Accounts Receivable and Accounts Payable.........................8
     3.18     Compensation Arrangements; Officers, Directors and Employees.....8
     3.19     ERISA............................................................8
     3.20     Operations.......................................................8
     3.21     Intangible Property and Intellectual Property...................10
     3.22     Employee Relations..............................................11
     3.23     Insurance.......................................................11
     3.24     Licenses and Permits............................................11
     3.25     Brokers.........................................................12
     3.26     Acquisition of Rimpac Shares....................................12
     3.27     Disclosure......................................................12
     3.28     Best Efforts....................................................12

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REPRESENTATIONS AND WARRANTIES OF RIMPAC......................................12
     4.1      Organization and Qualification..................................13
     4.2      Capitalization..................................................13
     4.3      Rimpac and Affiliates...........................................13
     4.4      Options or Other Rights.........................................13
     4.5      Validity and Execution of Agreement.............................13
     4.6      No Conflict.....................................................13
     4.7      Consents and Approvals..........................................14
     4.8      Violation of Laws, Permits, etc.................................14
     4.9      Books and Records...............................................14
     4.10     Rimpac Financial Statements.....................................14
     4.11     Undisclosed Liabilities.........................................15
     4.12     Title to Property; Encumbrances.................................15
     4.13     Taxes...........................................................15
     4.14     Litigation......................................................15
     4.15     Contracts and Other Agreements..................................16
     4.16     Compensation Arrangements; Officers, Directors and Employees....16
     4.17     ERISA...........................................................16
     4.18     Operations......................................................16
     4.19     Brokers.........................................................18
     4.20     Approval of Share Exchange......................................18
     4.21     SEC Reporting Status............................................18
     4.22     Investment Company..............................................18
     4.23     OTC Bulletin Board Status.......................................18
     4.24     Disclosure......................................................19

ACTIONS PRIOR TO CLOSING......................................................19
     5.1      Corporate Examinations and Investigations.......................19
     5.2      Conduct of Business.............................................19
     5.3      Preservation of Business........................................20
     5.4      Advice of Changes...............................................20
     5.5      Other Agreements................................................20

CONDITIONS PRECEDENT TO CLOSING...............................................20
     6.1      Conditions Precedent to the Obligations of Rimpac to
              Complete the Closing............................................20
     6.2      Conditions Precedent to the Obligations of the INTERNET
              LOTO Shareholders to Complete the Closing.......................22

POST-CLOSING COVENANTS........................................................24
     7.1      Further Information.............................................24
     7.2      Record Retention................................................24
     7.3      Post-Closing Assistance.........................................24
     7.4      SEC Reporting...................................................24


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SURVIVAL; INDEMNIFICATION.....................................................25
     8.1      Survival of Agreements, Representations and Warranties..........25
     8.2      Indemnification by the INTERNET LOTO Shareholders...............25
     8.3      Rimpac's Indemnity..............................................26
     8.4      Method of Asserting Claims......................................26
     8.5      General Provisions..............................................27

TERMINATION OF AGREEMENT......................................................28
     9.1      Termination.....................................................28
     9.2      Survival After Termination......................................29

MISCELLANEOUS.................................................................29
     10.1     Expenses........................................................29
     10.2     Further Assurances..............................................29
     10.3     Notices.........................................................29
     10.4     Arbitration.....................................................30
     10.5     Publicity.......................................................30
     10.6     Entire Agreement................................................30
     10.7     Waivers and Amendments..........................................31
     10.8     Governing Law...................................................31
     10.9     Binding Effect, No Assignment...................................31
     10.10    Counterparts....................................................31
     10.11    Exhibits and Schedules..........................................31
     10.12    Effect of Disclosure on Schedules...............................31
     10.13    Headings........................................................31
     10.14    Severability of Provisions......................................31









                       Share Exchange Agreement - Page iv



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         THIS SHARE EXCHANGE AGREEMENT is entered into as of January 17, 2002 by and between RIMPAC RESOURCES LTD, a Nevada corporation ("RIMPAC"), and the persons named on Schedule A attached to this Agreement (the "INTERNET LOTO SHAREHOLDERS"), who are all of the shareholders of INTERNET LOTO, a California corporation ("INTERNET LOTO").

                                    RECITALS

         It is the intention of the parties hereto that INTERNET LOTO become a wholly-owned subsidiary of Rimpac through the exchange of all outstanding shares of INTERNET LOTO Common Stock for shares of Rimpac Common Stock on the following terms:

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at Closing, the INTERNET LOTO Shareholders shall tender all their respective shares of INTERNET LOTO Common Stock to Rimpac in exchange for Rimpac Common Stock. Rimpac shall then own 100% of the issued and outstanding shares of INTERNET LOTO, making it a wholly-owned subsidiary of Rimpac.

1.2 EFFECTIVE DATE. The Share Exchange will become effective upon the proper filing of Articles of Share Exchange with the Secretary of State of the State of Nevada and the State of California.

1.3 EXCHANGE OF INTERNET LOTO COMMON STOCK. The Common Stock shall be exchanged in the Share Exchange as follows:

         (a) Each share of Common Stock of INTERNET LOTO that existed prior to the Effective date will be exchanged for 1.43125 shares of Rimpac Common Stock. As a result, the INTERNET LOTO Shareholders will collectively own 11,450,000 shares, or 57.25% of the then outstanding shares of Rimpac's Common Stock such that upon completion of the exchange Rimpac shall have a total of 20,000,000 shares of common stock outstanding.

         (b) No fraction of a share of Rimpac Common Stock will be issued upon such exchange of shares of INTERNET LOTO Common Stock. Instead amounts of shares will be rounded to the nearest whole number.


                       Share Exchange Agreement - Page 1
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1.4      EXCHANGE  OF  CERTIFICATES.   At  Closing, or  as soon  as  practicable
         thereafter, Rimpac shall deliver to each INTERNET LOTO Shareholder listed on SCHEDULE A hereto, certificates representing the whole number of shares of Rimpac Common Stock and INTERNET LOTO shall be a wholly-owned subsidiary of Rimpac.

1.5 REPORTING OF SHARE EXCHANGE. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.

1.6      BOARD OF DIRECTORS OF RIMPAC.   At closing,  or as soon as  practicable
         thereafter, the board of directors and officers of Rimpac shall be replaced with the board of directors and officers of INTERNET LOTO.

                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at a mutually acceptable location at 10:00 AM, local time, on or before twenty (20) days after Rimpac receives the INTERNET LOTO Financial Statements as defined herein, and subject to the Sections contained within this Agreement.

2.2 OBLIGATIONS OF THE INTERNET LOTO SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by Rimpac of their obligations hereunder, the INTERNET LOTO Shareholders shall deliver to Rimpac the following:

         (a) A copy of the Articles of Incorporation of INTERNET LOTO certified as of a date within thirty days of the Closing by the appropriate authorities of California and certified by the corporate secretary of INTERNET LOTO as to the absence of any amendments between the date of certification by the appropriate authorities and the Closing;

         (b) A certificate from the appropriate authorities of California as to the existence and good standing of INTERNET LOTO as of a date within thirty (30) days of the Closing;

         (c) A certificate of the corporate secretary of INTERNET LOTO attaching thereto true and correct copies of the bylaws of INTERNET LOTO and the corporate resolutions duly adopted by the board of directors of INTERNET LOTO authorizing the consummation of the transactions contemplated hereby;

         (d) The certificate of INTERNET LOTO referred to in SECTION 6.1 hereof; and

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         (e)      Such  other  documents  as  are  required  pursuant  to   this
                  Agreement or as may reasonably be requested from the INTERNET LOTO Shareholders by Rimpac or its counsel as provided for in
                  SECTION 5 hereof.

         (f) The certificates evidencing the shares of INTERNET LOTO Common Stock owned by the INTERNET LOTO Shareholders, duly endorsed for transfer to Rimpac.

2.3      OBLIGATIONS  OF  RIMPAC  AT  OR  PRIOR TO THE CLOSING.   At or prior to
         Closing, and subject to the satisfaction by the INTERNET LOTO Shareholders of their obligations hereunder, Rimpac shall deliver to the INTERNET LOTO Shareholders the following:

         (a) A copy of the Articles of Incorporation of Rimpac certified as of a date within thirty days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of Rimpac as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of Rimpac as of a date within thirty (30) days of the Closing;

         (c) A certificate of the corporate secretary of Rimpac attaching thereto true and correct copies of the bylaws of Rimpac and the corporate resolutions duly adopted by the board of directors of Rimpac authorizing the consummation of the transactions contemplated hereby;

         (d)      The  certificate of Rimpac  referred to in SECTION 6.2 hereof;
                  and

         (e)      Such  other  documents  as  are  required  pursuant  to   this
                  Agreement or as may reasonably be requested from Rimpac by the INTERNET LOTO Shareholders or their counsel.

         (f) Certificates evidencing the Rimpac Common Stock to be issued to the INTERNET LOTO Shareholders pursuant to Article I hereof.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                         THE INTERNET LOTO SHAREHOLDERS

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule to be delivered to Rimpac by the INTERNET LOTO Shareholders within twenty (20) days from the execution of this Agreement (the "INTERNET LOTO SHAREHOLDERS DISCLOSURE SCHEDULE"), the INTERNET LOTO Shareholders represent, warrant, and covenant to Rimpac as follows:

                       Share Exchange Agreement - Page 3

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3.1      ORGANIZATION AND QUALIFICATION.   INTERNET LOTO  is a corporation  duly
         organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. INTERNET LOTO is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect in the business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of INTERNET LOTO (hereinafter a "MATERIAL EFFECT").

3.2 CAPITALIZATION. The issued and outstanding capital stock of INTERNET LOTO consists of 8,000,000 shares of common stock. All of the issued and outstanding shares of capital stock of INTERNET LOTO are validly issued, fully paid, and non-assessable, and none of such shares has been issued in violation of the preemptive rights of any person.

3.3      SUBSIDIARIES AND AFFILIATES.   INTERNET LOTO  does  not  own  or  hold,
         directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of INTERNET LOTO, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

3.5 OWNERSHIP OF SHARES. The shares of INTERNET LOTO Common Stock are owned of record and beneficially by the INTERNET LOTO Shareholders as set forth on SCHEDULE A. The INTERNET LOTO Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of INTERNET LOTO Common Stock, free from all liens, claims, and encumbrances of any kind; and there are no outstanding rights or obligations granted by the INTERNET LOTO Shareholders to purchase or acquire any of the shares of INTERNET LOTO Common Stock or any interest in any of the shares of INTERNET LOTO Common Stock. Upon transfer of the shares of INTERNET LOTO Common Stock to Rimpac hereunder at the Closing, Rimpac will receive the entire legal and beneficial interest in the shares of INTERNET LOTO Common Stock, free and clear of all liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. Each of the INTERNET LOTO Shareholders has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated. This Agreement has been duly executed and delivered by each of the IINTERNET LOTO Shareholders and constitutes the valid and binding obligation of each of the INTERNET LOTO Shareholders, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting


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         the rights and remedies  of creditors and  (b)  general  principles  of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of INTERNET LOTO or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to INTERNET LOTO or any INTERNET LOTO Shareholder, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which INTERNET LOTO or any INTERNET LOTO Shareholder is bound; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of INTERNET LOTO or any INTERNET LOTO Shareholder pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which INTERNET LOTO or any INTERNET LOTO Shareholder is a party, or by which INTERNET LOTO or any INTERNET LOTO Shareholder or any of their respective properties or assets may be subject or bound.

3.8 CONSENTS AND APPROVALS. No federal, state, foreign or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by INTERNET LOTO or any INTERNET LOTO Shareholder in connection with the Share Exchange.

3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) INTERNET LOTO is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) INTERNET LOTO has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

         (c) INTERNET LOTO's business plan and intended operations will not violate any international, federal, state or local laws, statutes, ordinances, rules or regulations.

3.10 BOOKS AND RECORDS. The books and records of INTERNET LOTO (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of INTERNET LOTO are complete and current in all material respects and, as applicable, accurately reflect all actions taken by


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         the  shareholders and the board of directors of INTERNET LOTO since the date of inception of INTERNET LOTO, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11     INTERNET LOTO FINANCIAL STATEMENTS.

         (a) The audited balance sheets of INTERNET LOTO as of the most recent period when delivered, November, 30, 2001, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the periods then ended, when delivered and which comply with SEC filing requirements, present fairly, in all material respects, the financial position of INTERNET LOTO as at such dates and the results of operations of INTERNET LOTO for the periods then ended, in accordance with United States generally accepted accounting principles ("US GAAP") consistently applied for the periods covered thereby.

         (b)      The  financial  statements referred  to in  paragraph  (a) are
                  hereinafter  referred  to  as  the  INTERNET  LOTO   FINANCIAL
                  STATEMENTS.

3.12     UNDISCLOSED LIABILITIES.   INTERNET  LOTO  does  not have  any material
         direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by US GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the INTERNET LOTO Financial Statements. INTERNET LOTO does not have any Liabilities, whether or not of a kind required by US GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the INTERNET LOTO Financial Statements that are consistent with past practice and are included in the latest INTERNET LOTO Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the INTERNET LOTO Financial Statements, or (c) as specifically disclosed in the INTERNET LOTO Financial Statements.

3.13 TITLE TO PROPERTY; ENCUMBRANCES. INTERNET LOTO has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the INTERNET LOTO Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the


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         determination, assessment or collection of any Tax (whether or not such
         Tax is imposed on  INTERNET  LOTO) or the  administration  of any laws,
         regulations  or  administrative   requirements   relating  to  any  Tax
         (hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by INTERNET LOTO have been duly and timely filed; INTERNET LOTO has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise,
         property,  sales,  transfer,  withholding,   employment,  payroll,  and
         franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which INTERNET LOTO is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of INTERNET LOTO except for any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or
         limitation  whatsoever,  other  than  (i)  materialmen's,   mechanics',
         repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to Rimpac hereunder, or
         (ii) any lien arising as a result of any act or omission of Rimpac (hereinafter "LIENS") for Taxes not yet due. INTERNET LOTO is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and INTERNET LOTO does not have any obligation to make payments under any Settlement Agreement.

3.15     LITIGATION.

         (a)      There  is no  action,  proceeding,  investigation,  or inquiry pending or, to the best of INTERNET LOTO's knowledge, threatened (i) against or affecting any of INTERNET LOTO's assets or business that, if determined adversely to INTERNET LOTO, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) INTERNET LOTO has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause INTERNET LOTO to determine that there exists any basis for any material claim against INTERNET LOTO for any of the matters described in paragraph (a) above.


                       Share Exchange Agreement - Page 7

3.16 CONTRACTS AND OTHER AGREEMENTS. SECTION 3.16 to the INTERNET LOTO Shareholder Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which INTERNET LOTO is a party or by which any of its properties is bound. INTERNET LOTO will make available to Rimpac complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of INTERNET LOTO's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All accounts receivable reflected on the balance sheet of INTERNET LOTO included in the INTERNET LOTO Financial Statements, and all accounts receivable arising subsequent to the date of the INTERNET LOTO Financial Statements, (a) have arisen from bona fide sales transactions in the ordinary course of business on ordinary trade terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim. INTERNET LOTO has made payments on accounts payable and other current obligations arising subsequent to the date of the INTERNET LOTO Financial Statements, in accordance with past practice of the business of INTERNET LOTO.

3.18     COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES.   SECTION
         3.18 to the INTERNET LOTO Shareholder  Disclosure  Schedule sets forth:
         (a) the name of all present officers, directors and employees of INTERNET LOTO and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of INTERNET LOTO. INTERNET LOTO has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 3.18 to the INTERNET LOTO Shareholder Disclosure Schedule. To the knowledge of INTERNET LOTO, none of such persons has made a threat to INTERNET LOTO to terminate such person's relationship with INTERNET LOTO.

3.19 ERISA. Except as set forth in SECTION 3.19 to the INTERNET LOTO Shareholder Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of INTERNET LOTO, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by INTERNET LOTO, and no such Plan is or has ever been subject to ERISA.

3.20     OPERATIONS.   Except  as expressly  authorized by  this Agreement,  and
         except as set forth in SECTION 3.20 to the INTERNET LOTO Shareholder Disclosure Schedule, since the date


                       Share Exchange Agreement - Page 8
         of the latest INTERNET LOTO Financial Statements, November 30, 2001, INTERNET LOTO has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of INTERNET LOTO;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of INTERNET LOTO;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent


                       Share Exchange Agreement - Page 9
                  with  past  practice),  or  any  affiliate of any shareholder,
                  officer,  director,  consultant,  employee,  agent  or   other
                  representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION
                  3.15 hereof;

         (l)      except in the ordinary course of business, incurred or assumed
                  any  debt,  obligation  or  liability  (whether  absolute   or
                  contingent and whether or not currently due and payable);

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

         (p)      except in  the ordinary  course of business,  made any capital
                  expenditures  or  commitments  for  capital  expenditures   in
                  aggregate amount exceeding $5,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.

3.21 INTANGIBLE PROPERTY AND INTELLECTUAL PROPERTY. INTERNET LOTO possesses all of the necessary licenses, trademarks, trade names, trade secrets, confidential information, know-how, domain names, patents and proprietary information (hereinafter "INTELLECTUAL


                       Share Exchange Agreement - Page 10

         PROPERTY RIGHTS") necessary to conduct its business and implement its business plan and intended operations in the manner that is currently being conducted and anticipates conducting in the future. All of such Intellectual Property Rights are held in the name of INTERNET LOTO. None of the Intangible Property of INTERNET LOTO infringes upon the rights of any other person in any material respect or, to the knowledge of INTERNET LOTO, is so infringed upon by any other person or its property. INTERNET LOTO has not received any notice of any claim of any other person relating to any of the Intangible Property or any process or confidential information of INTERNET LOTO and does not know of any basis for any such charge or claim. Except for the Intangible Property, no other material intellectual property or intangible property rights are required for INTERNET LOTO to conduct the business of INTERNET LOTO, or its business plan, in the ordinary course consistent with past practice and future expectations. Except as separately identified in
         SECTION 3.21 of the INTERNET LOTO Shareholder Disclosure Schedule, no approval or consent of any person is needed so that the interest of INTERNET LOTO in the Intangible Property shall continue to be in full force and effect and enforceable by INTERNET LOTO following the transactions contemplated by this Agreement.

3.22 EMPLOYEE RELATIONS. INTERNET LOTO is not a party to any agreement with any labor organization, collective bargaining or similar agreement with respect to its employees. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of INTERNET LOTO, threatened, involving any employee, applicant for employment, or former employee of INTERNET LOTO against INTERNET LOTO. During the past five years, INTERNET LOTO has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of INTERNET LOTO, threatened. To the knowledge of INTERNET LOTO, there are no attempts presently being made to organize any employees employed by INTERNET LOTO.

3.23 Insurance. INTERNET LOTO is not in default with respect to any material provision contained in any policy or binder of insurance and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.
         INTERNET LOTO has not received any notice of cancellation or non renewal of any such policy or binder. INTERNET LOTO has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any existing insurance coverage will not be available in the future on substantially the same terms as now in effect.

3.24 LICENSES AND PERMITS. Except as set forth in SECTION 3.24 of the INTERNET LOTO Shareholder Disclosure Schedule, no material government permits, licenses, domain name and other registrations, and other consents and authorizations (federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "PERMITS") is required to be obtained by INTERNET LOTO in connection with its properties or the


                       Share Exchange Agreement - Page 11
         business of INTERNET LOTO. INTERNET LOTO has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

3.25 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the INTERNET LOTO Shareholders directly with Rimpac without the intervention of any other person on behalf of the INTERNET LOTO Shareholders in such manner as to give rise to any valid claim by any person against the INTERNET LOTO Shareholders or Rimpac for a finder's fee, brokerage commission or similar payment.

3.26 ACQUISITION OF RIMPAC SHARES. Each INTERNET LOTO Shareholder acknowledges that the Rimpac shares of Common Stock are restricted securities under the Securities Act and represents that such INTERNET LOTO Shareholder (i) is acquiring the Rimpac shares of Common Stock for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Rimpac all information that he has deemed necessary to make an informed investment decision with respect to an investment in Rimpac in general and the Rimpac shares of Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in Rimpac; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Rimpac shares of Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Rimpac shares of Common Stock. Each INTERNET LOTO Shareholder understands and agrees that the certificates evidencing the Rimpac shares of Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the Rimpac shares of Common Stock will not be transferable except in accordance with a valid exemption from registration to the satisfaction of the Rimpac.

3.27 DISCLOSURE. To the knowledge of the INTERNET LOTO Shareholders, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

3.28 BEST EFFORTS. INTERNET LOTO Shareholders, officers and directors shall use their best efforts at all times to implement the business plan and intended operations of INTERNET LOTO, and shall take all steps necessary to further the best interests of INTERNET LOTO.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF RIMPAC

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by Rimpac to the INTERNET LOTO Shareholders within twenty (20) days from the execution of this Agreement (the "RIMPAC DISCLOSURE SCHEDULE"), Rimpac represents, warrants, and covenants to the INTERNET LOTO Shareholders as follows:


                       Share Exchange Agreement - Page 12

4.1 ORGANIZATION AND QUALIFICATION. Rimpac is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Rimpac is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

4.2 CAPITALIZATION. The total authorized common stock of Rimpac is 100,000,000 shares. The issued and outstanding capital stock of Rimpac consists of shares of 8,550,000 common stock, $0.001 par value per share. There are no shares of preferred stock outstanding. All of the issued and outstanding shares of capital stock of Rimpac are validly issued, fully paid, and non-assessable, and none of such shares has been issued in violation of the preemptive rights of any person. The Rimpac shares of Common Stock shall be validly issued, fully paid, and non-assessable.

4.3      RIMPAC  AND  AFFILIATES.   Rimpac  does  not  own  or hold, directly or
         indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Rimpac whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. The execution and performance of this Agreement have been duly and validly authorized by the board of directors of Rimpac and no other corporate action by Rimpac is necessary to authorize the execution, delivery, and performance of this Agreement. Rimpac has the corporate power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed on behalf of Rimpac and is a valid and binding obligation of Rimpac, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of Rimpac or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to Rimpac, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Rimpac is bound; (b) result in the creation of any Encumbrance upon any of the properties or assets of Rimpac


                       Share Exchange Agreement - Page 13
         pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which Rimpac is a party, or by which Rimpac or any of its properties or assets may be subject or bound.

4.7      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by Rimpac in connection with the Share Exchange.

4.8      VIOLATION OF LAWS, PERMITS, ETC.

         (a) Rimpac is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) Rimpac has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of Rimpac (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Rimpac are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of Rimpac since the date of inception of Rimpac, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10     RIMPAC FINANCIAL STATEMENTS.

         (a) The audited balance sheet of Rimpac as of its last Form 10-KSB, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the year then ended, true and complete copies of which have been delivered to the INTERNET LOTO Shareholders, present fairly, in all material respects, the financial position of Rimpac as at such dates and the results of operations of Rimpac for the year then ended, in accordance with US GAAP consistently applied for the periods covered thereby. The unaudited balance sheet and related statements of income, statements of cash flow and statements of shareholders equity for the period ended September 30, 2001, true and complete copies of which have been delivered to INTERNET LOTO Shareholders, present fairly, in all material respects, the financial position of Rimpac at such date in accordance with US GAAP.


                       Share Exchange Agreement - Page 14

         (b)      The  financial  statements  referred to in paragraph (a) above
                  are   hereinafter  referred   to  as   the  RIMPAC   FINANCIAL
                  STATEMENTS.

4.11 UNDISCLOSED LIABILITIES. Rimpac does not have any Liabilities of a kind required by US GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Rimpac Financial Statements. Rimpac does not have any Liabilities, whether or not of a kind required by US GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Rimpac Financial Statements that are consistent with past practice and are included in the latest Rimpac Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Rimpac Financial Statements, or (c) as specifically disclosed in the Rimpac Financial Statements.

4.12 TITLE TO PROPERTY; ENCUMBRANCES. Rimpac has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the Rimpac Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Rimpac have been duly and timely filed; Rimpac has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which Rimpac is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of Rimpac except for Liens for Taxes not yet due. Rimpac is not a party to any Settlement Agreement, and Rimpac does not have any obligation to make payments under any Settlement Agreement.

4.14     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of Rimpac's knowledge, threatened (i) against or affecting any of Rimpac's assets or business that, if determined adversely to Rimpac, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) Rimpac has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause Rimpac to determine that there exists any basis for any material claim against Rimpac for any of the matters described in paragraph (a) above.



                       Share Exchange Agreement - Page 15

4.15 CONTRACTS AND OTHER AGREEMENTS. SECTION 4.15 to the Rimpac Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Rimpac is a party or by which any of its properties is bound. Rimpac has made available to the INTERNET LOTO Shareholders complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Rimpac's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

4.16 COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES. Rimpac does not pay any compensation to any of its officers and directors and has no employees. Rimpac has not made a commitment or agreement (verbally or in writing) to pay any compensation to such persons.

4.17 ERISA. There are no Plans maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of Rimpac or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Rimpac and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, or except as set forth in SECTION 4.18 to the Rimpac Disclosure Schedule, since the date of the latest Rimpac Financial Statements, Rimpac has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of Rimpac;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;


                       Share Exchange Agreement - Page 16

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of Rimpac;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION
                  4.14 hereof;

         (l) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);



                       Share Exchange Agreement - Page 17

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

         (p)      except in  the ordinary  course of business,  made any capital
                  expenditures  or  commitments  for  capital  expenditures   in
                  aggregate amount exceeding $5,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 4.15.

4.19 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the INTERNET LOTO Shareholders directly with Rimpac without the intervention of any other person on behalf of the INTERNET LOTO Shareholders in such manner as to give rise to any valid claim by any person against the INTERNET LOTO Shareholders or Rimpac for a finder's fee, brokerage commission or similar payment.

4.20 APPROVAL OF SHARE EXCHANGE. The board of directors of Rimpac has approved the Share Exchange without reservation or qualification.

4.21 SEC REPORTING STATUS. Rimpac is a reporting company with the Securities and Exchange Commission accordance with the provisions of the Securities Exchange Act of 1934. Rimpac is current on all reports required to be filed in accordance with the Securities Exchange Act of 1934.

4.22 INVESTMENT COMPANY. Rimpac is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.23 OTC BULLETIN BOARD STATUS. The Rimpac shares of Common Stock are approved for quotation on the National Association of Securities Dealers (NASD) Over The Counter Bulletin Board (OTCBB). Rimpac is current with all NASD requirements for quotation of its securities on the OTCBB and is not currently subject and will not be subject as of the date of closing to de-listing or any other NASD sanction.


                       Share Exchange Agreement - Page 18

4.24 DISCLOSURE. To the knowledge of Rimpac, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. From the execution of the this Agreement until the Closing Date, Rimpac shall be entitled to make such investigation of the assets, properties, agreements, business and operations of INTERNET LOTO and such examination of the books, records, Tax Returns, financial condition and operations of INTERNET LOTO, and to otherwise complete Rimpac's feasibility review of acquiring INTERNET LOTO. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and INTERNET LOTO shall cooperate fully therein. In order that Rimpac may have full opportunity to make such a business, accounting and legal review, examination or investigation as they may wish of the business and affairs of INTERNET LOTO, INTERNET LOTO shall furnish to Rimpac during such period all such information and copies of such documents concerning the affairs of INTERNET LOTO as Rimpac may reasonably request and cause INTERNET LOTO's officers, employees, consultants, agents, accountants and attorneys to fully cooperate with Rimpac and disclose all material facts affecting the financial condition and business operations of INTERNET LOTO. INTERNET LOTO, upon notice, may, but has no obligation to, address the issues raised by Rimpac during this feasibility review period. In the event that Rimpac is not satisfied with any document or issue concerning the operations or business of INTERNET LOTO, or any matter related to this Agreement, Rimpac may, for any reason, in its sole discretion, at any time prior to Closing, give written notice of termination to INTERNET LOTO and the INTERNET LOTO Shareholders, and all parties shall be released from any obligation or further liabilities under this Agreement.

         Until the Closing and if the Closing shall not occur, thereafter, Rimpac and its affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, Rimpac and its affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from INTERNET LOTO concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources,
         (b) received from a third party not under an obligation to INTERNET LOTO to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, Rimpac and its affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to INTERNET LOTO.

5.2 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the INTERNET LOTO Shareholders shall cause the business of INTERNET LOTO to be conducted in the ordinary course in the same manner as it has been conducted since it inception. The


                       Share Exchange Agreement - Page 19

         INTERNET LOTO Shareholders covenant that, except with the prior written consent of Rimpac, which consent shall not be unreasonably withheld, INTERNET LOTO will not:

         (a) Do any of the restricted acts set forth in SECTION 3.20 hereof, or enter into any agreement of a nature set forth in
                  SECTION 3.16 hereof; or

         (b) Enter into any transaction other than in the ordinary course of business.

5.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the INTERNET LOTO Shareholders shall cause INTERNET LOTO to use commercially reasonable efforts to (i) preserve intact the business, assets, properties and organizations of INTERNET LOTO, (ii) keep available the services of the present officers, employees, consultants and agents of INTERNET LOTO; and (iii) maintain the present suppliers and customers and preserve the goodwill of INTERNET LOTO.

5.4 ADVICE OF CHANGES. The INTERNET LOTO Shareholders will promptly advise Rimpac in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the INTERNET LOTO Shareholder Disclosure Schedule or would have resulted in any representation of the INTERNET LOTO Shareholders in this Agreement being untrue. Rimpac will promptly advise the INTERNET LOTO Shareholders in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Rimpac Disclosure Schedule nor would have resulted in any representation of Rimpac in this Agreement being untrue in any material respect.

5.5 OTHER AGREEMENTS. The INTERNET LOTO Shareholders and Rimpac agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RIMPAC TO COMPLETE THE CLOSING. The obligations of Rimpac to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by Rimpac:



                       Share Exchange Agreement - Page 20

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by the INTERNET LOTO Shareholders at or before the Closing shall have been duly complied with and performed in all material respects, to the sole satisfaction of Rimpac, (ii) the representations and warranties of the INTERNET LOTO Shareholders set for in
                  Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) Rimpac shall have received a certificate to such effect from the INTERNET LOTO Shareholders.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by INTERNET LOTO or the INTERNET LOTO Shareholders in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to INTERNET LOTO or the INTERNET LOTO Shareholders and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and INTERNET LOTO shall have received a certificate from the INTERNET LOTO Shareholders to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for Rimpac.

         (d) The INTERNET LOTO Shareholders shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Rimpac or its counsel.

         (e)      INTERNET LOTO shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to Rimpac by or on behalf of INTERNET LOTO shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against INTERNET LOTO or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to INTERNET LOTO.

         (h) Counsel to INTERNET LOTO and/or the INTERNET LOTO Shareholders shall have delivered to Rimpac on and as of the Closing Date an opinion to Rimpac



                       Share Exchange Agreement - Page 21
                  substantially as to the matters set forth in SECTIONS 3.1, 3.2, 3.3, 3.4, 3.6. 3.7, AND 3.8, all subject to customary limitations reasonably acceptable to counsel to Rimpac.

         (i) The following key employee ("KEY EMPLOYEE") shall have entered into at least a two-year employment agreement on terms satisfactory to Rimpac: Thomas Johnson. The EMPLOYMENT AGREEMENT shall contain provisions as to a year-end performance bonus based on standards to be established by the directors of Rimpac, incentive stock options with minimum guarantees, the repurchase of Rimpac shares of Common Stock in the event of termination of employment, and modified non-compete and proprietary information provisions.

         (j) Each officer and Key Employee shall have entered into a proprietary information and non-compete agreement on terms satisfactory to Rimpac with the exception of any relationship any officer or Key Employee may have with Hi-Tek Multimedia

         (k) The INTERNET LOTO Shareholders shall have provided audited financial statements of INTERNET LOTO covering the November 30, 2001 in a form suitable for filing with the SEC.

         (l) Rimpac shall have fully completed its feasibility review as provided under SECTION 5.1 hereof to its satisfaction.

         (m) The following benchmarks shall have been completed: (1) preparation of the INTERNET LOTO business plan; (2) design and launch of FLASH Animation web page (WWW.INTERNETLOTO.COM); and
                  (3) design and launch of the INTERNET LOTO front end web site (Alpha stage).

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INTERNET LOTO SHAREHOLDERS TO COMPLETE THE CLOSING. The obligations of the INTERNET LOTO Shareholders to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the INTERNET LOTO
         Shareholders:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by Rimpac at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Rimpac set for in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) the INTERNET LOTO Shareholders shall have received a certificate to such effect from Rimpac.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to


                       Share Exchange Agreement - Page 22
                  be obtained by Rimpac in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to Rimpac and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and the INTERNET LOTO Shareholders shall have received a certificate from Rimpac to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for the INTERNET LOTO Shareholders, which approval shall not be unreasonably withheld.

         (d) Rimpac shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by the INTERNET LOTO Shareholders or their counsel.

         (e)      Rimpac shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to the INTERNET LOTO Shareholders by or on behalf of Rimpac shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Rimpac or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to Rimpac.

         (h) Counsel to Rimpac shall have delivered to the INTERNET LOTO Shareholders on and as of the Closing Date an opinion to the INTERNET LOTO Shareholders substantially as to the matters set forth in SECTIONS 4.1, 4.2, 4.3, 4.4, 4.5, 4.6., AND 4.7, all
                  subject to customary limitations reasonably acceptable to counsel to the INTERNET LOTO Shareholders.

          (i) Rimpac shall be current on all filings required by the Securities Exchange Act of 1934, including the Form 10KSB for the period ending December 31, 2001.



                       Share Exchange Agreement - Page 23

                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of INTERNET LOTO or Rimpac, as the case may be, relating to the business of INTERNET LOTO or Rimpac in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of INTERNET LOTO or Rimpac relating to the business of INTERNET LOTO or Rimpac in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

7.3 POST-CLOSING ASSISTANCE. The INTERNET LOTO Shareholders on the one hand, and Rimpac, on the other hand, will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

7.4 SEC REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Rimpac shares of Common Stock to the public without registration, from and after the Closing, the new management of Rimpac shall:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and


                       Share Exchange Agreement - Page 24

         (b) file with the SEC in a timely manner all reports and other documents required of Rimpac and of them under the Exchange Act.

                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each covenant and agreement in this Agreement shall survive the Closing without limitation as to time until fully performed, and each representation and warranty in this Agreement or in the Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years (other than the representations and warranties contained in SECTION 3.5 and 3.26 which shall survive the Closing without limitation as to time, and other than the representations and warranties contained in SECTION 3.14, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which Tax files the Tax Return relating to the taxable period from December 31, 2001 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article VIII prior to the termination of the relevant survival period.

8.2 INDEMNIFICATION BY THE INTERNET LOTO SHAREHOLDERS. From and after the Closing Date, the INTERNET LOTO Shareholders agree jointly and severally, to indemnify, hold harmless, protect and defend Rimpac and its affiliates (and their respective directors, officers, agents and employees, successors and assigns) in accordance with the provisions of this Article VII from and against:

         (a) any and all damages incurred by any of them arising out of, relating to or based upon or in connection with any inaccuracy in, or breach of, any of the representations or warranties, covenants or agreements of any of the INTERNET LOTO Shareholders or INTERNET LOTO contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement;

         (b) any and all Taxes (other than to the extent such Taxes are reflected in the INTERNET LOTO balance sheet included in the INTERNET LOTO Financial Statements) imposed on INTERNET LOTO in respect of its income, business, property or operations or for which INTERNET LOTO may otherwise be liable for any period ending or deemed to end prior to or on the date of the INTERNET LOTO Financial Statements;

         (c) any cost incurred by INTERNET LOTO in connection with this Agreement and the transactions contemplated hereby.



                       Share Exchange Agreement - Page 25

         The right of the parties to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such persons.

8.3 RIMPAC'S INDEMNITY. Rimpac shall indemnify the INTERNET LOTO Shareholders and hold the INTERNET LOTO Shareholders harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by Rimpac or breach of any warranty by Rimpac in this Agreement and (b) any breach of any covenant or agreement on the part of Rimpac in this Agreement.

8.4 METHOD OF ASSERTING CLAIMS. The party making a claim under this Article VIII is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article VIII is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article VIII shall be asserted and resolved as follows:

         (a) Whenever an Indemnified Party becomes aware of a claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim, identifying the representation or warranty on which such claim is based, the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand; the "Claim Notice"); provided, that any failure to give a Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. If the basis of such claim is a claim or demand by a third party, the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. The Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more


                       Share Exchange Agreement - Page 26
                  than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by either party without the prior written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnifying Party.

          (b) After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article VIII, the affected parties each agree to retain all Books and Records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

8.5 GENERAL PROVISIONS. The following general provisions shall apply to any claim for indemnification under this Article VIII:

         (a) The amount of any claim subject to indemnification shall be determined after taking into account the present value of any tax benefits (net of tax detriments) accruing to the Indemnified Party or any affiliate as a result of such claim.

         (b) Except as otherwise set forth in this Section 8.5(b), with respect to any breach, violation or nonfulfillment of or default in the performance of any representation, warranty or covenant of this Agreement for which a right to claim indemnification is provided in this Article VIII, after the Closing a claim or an action under and pursuant to the terms, conditions and limitations of this Article VIII shall be the sole and exclusive right and remedy of Rimpac and the INTERNET LOTO Shareholders and neither Rimpac nor any INTERNET LOTO Shareholder shall have any other claim, cause of action, right, or remedy for such breach, violation, non-fulfillment or default against the other based upon this Agreement, any provision of any federal or state securities or other statute, law, rule or regulation or based upon any other cause of action arising at law or in equity; PROVIDED, that if for any reason a court of competent jurisdiction shall refuse to enforce this


                       Share Exchange Agreement - Page 27
                  provision, and shall permit Rimpac or the INTERNET LOTO Shareholders to assert any action based other than upon the right to claim indemnification as provided in this Article VIII, Rimpac and the INTERNET LOTO Shareholders agree that the amount of such other claim shall be subject to and limited by the provisions of this Article VIII. The provisions of this
                  Section 8.5(b) shall not preclude the prosecution of any action or proceeding based on fraud that, if found to exist, would be sufficient to give rise to the right of rescission with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a) by mutual written consent of Rimpac and the INTERNET LOTO Shareholders;

         (b) by Rimpac on the one hand, or by all of the INTERNET LOTO Shareholders, on the other hand, by written notice to the other party hereto, if the Closing shall not have occurred on the date as established pursuant to SECTION 2.1 hereof (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

         (c) by Rimpac or by all of the INTERNET LOTO Shareholders if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and non-appealable;

         (d) by Rimpac if the INTERNET LOTO Shareholders have failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination;

         (e) by Rimpac for any reason whatsoever as provided by SECTION 5.1 hereof; or

         (f) by the INTERNET LOTO Shareholders if Rimpac has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should the INTERNET LOTO Shareholders terminate this Agreement for any reason other than a default by Rimpac as described in SECTION 9.1(f) hereof, the INTERNET LOTO Shareholders shall be jointly and severally liable for all damages caused by the failure to close and not just the expenses listed in SECTION 10.1 hereof. Should Rimpac terminate this Agreement for any reason other than a default by the INTERNET LOTO Shareholders as described in SECTION 9.1(d) hereof, or as allowed by
         Section 5.1 hereof, then Rimpac shall be liable for all damages caused by the failure to close and not just the expenses listed in SECTION
         10.1. hereof.



                       Share Exchange Agreement - Page 28

9.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
         (b) there shall be no liability on the part of INTERNET LOTO or Rimpac or their respective affiliates.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. Rimpac shall be solely responsible for its own legal and accounting fees in connection with the Share Exchange. INTERNET LOTO shall be responsible for legal and accounting fees and other expenses in connection with the Share Exchange as it relates to INTERNET LOTO.

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of Rimpac, and without further consideration, the INTERNET LOTO Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Rimpac may reasonably deem necessary or desirable in order to transfer, convey and assign the Shares to Rimpac and to assist Rimpac in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                    If to the INTERNET LOTO Shareholders:

                           INTERNET LOTO
                           3665 Ruffin Rd. #115
                           San Diego, California,  92123
                           USA
                           Attention: Messrs. Johnson and Amoeba Corporation



                       Share Exchange Agreement - Page 29

                    If to Rimpac:

                           RIMPAC RESOURCES LTD.
                           1765 Duchess Avenue, Suite M2
                           West Vancouver, British Columbia V7V 1P8
                           Canada
                           Attention: Georgia Knight, President

                  with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           USA
                           Attention: Adam P. Stapen, Esq.

10.4 ARBITRATION. The Agreement shall be governed by and construed in accordance with the substantive laws of Nevada, without reference or regard to principles of conflicts of law, except as to questions regarding securities laws in which case federal securities laws shall control. Any and all claims, controversies or disputes arising out of relating to this Agreement, including any claim for declaratory relief or any claim whatsoever regardless of whether sounding in contract or tort, regardless of whether such claim, controversy or dispute is against the Rimpac or the shareholders of INTERNET LOTO or any of their officers, employees, agents, attorneys or accountants, shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. There shall be no rights of pretrial discovery. Venue for any such arbitration or any application disputing anything whatsoever concerning this Agreement shall be in the City of San Diego, California. The prevailing party in any arbitration or judicial application of any nature whatsoever, including any and all claims regardless of whether said claim is framed in contract or tort, shall be entitled to reasonable attorney's fees and costs of suit. Judgment upon any arbitration award may be entered in a court of competent jurisdiction. The parties hereto understand and agree that the execution of this Agreement will result in a waiver of the right to a jury trial and other procedures inherent in civil litigation in the event of a dispute.

10.5 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Rimpac and the INTERNET LOTO Shareholders except as may be required by applicable law.

10.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.



                       Share Exchange Agreement - Page 30

10.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

10.9 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.12 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
         Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

10.13 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

10.14 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.


                       Share Exchange Agreement - Page 31

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         RIMPAC RESOURCES LTD.:



                                         By:
                                            ------------------------------------
                                            Name: Georgia Knight
                                            Title: President


                                         INTERNET LOTO SHAREHOLDERS:


                                         ---------------------------------------


                                         ---------------------------------------


                                         ---------------------------------------










                       Share Exchange Agreement - Page 32

                                   SCHEDULE A


The following individuals are the only shareholders of Internet LOTO, and they have each signed the Share Exchange Agreement as referenced above.

                                                              NUMBER OF
         NAME:                                              SHARES OWNED:

         Thomas M. Johnson                                    1,000,000
         11210 Mayan Court
         San Diego, California 92127


         Lee P. Johnson                                       1,000,000
         8571 Highwood Drive
         San Diego, California 92119


         Amoeba Corporation                                   6,000,000
         East Bay Street
         P.O. Box 55-6836
         Nassau, Bahamas


TOTAL:   THREE (3) SHAREHOLDERS AND 8,000,000 SHARES ISSUED AND OUTSTANDING














                       Share Exchange Agreement - Page 33